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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of the Decora Industries Inc. of our reports dated April 2, 1997 and March 22, 1996 related to the consolidated financial statements for Konrad Hornschuch Aktiengesellschaft for the years ended December 31, 1996 and 1995 and 1995 and 1994, respectively, which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

Stuttgart, 4. September 1998


                                       Dr. Ebner, Dr. Stolz und Partner GmbH
                                          Wirtschaftsprufungsgesellschaft
                                            Steuerberatungsgesellschaft


                                       /s/ Gerhard Weigl     /s/ Roland Abele
                                       Gerhard Weigl         Roland Abele
                                       Wirtschaftsprufer      Wirtschaftsprufer